As filed with the Securities and Exchange Commission on June 28, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HARVARD BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	84 October Hill Road Holliston, Massachusetts 01746 (508) 893-8999	04-3306140
(State of Incorporation)	(Address of Registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

HARVARD BIOSCIENCE, INC. AMENDED AND RESTATED 2000

STOCK OPTION AND INCENTIVE PLAN

(Full Title of the Plan)

Chane Graziano, Chief Executive Officer

HARVARD BIOSCIENCE, INC.

84 October Hill Road

Holliston, Massachusetts 01746

(508) 893-8999

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

H. David Henken

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109-2881

(617) 570-1000

Calculation Of Registration Fee

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,067,060 shares	$4.07	$8,423,269.5	$901.29

(1)	This Registration Statement relates to 2,067,060 shares of Common Stock, par value $0.01 per share, of Harvard Bioscience, Inc. (“Common Stock”) available for issuance under the Harvard Bioscience Inc., Amended and Restated 2000 Stock Option and Incentive Plan (the “Plan”); plus such indeterminate number of additional shares of Common Stock as may be required pursuant to the Plan in the event of a stock dividend, stock split, split-up, recapitalization, forfeiture of stock under the Plan or other similar event.
(2)	Harvard Bioscience, Inc. (the “Company”) previously filed a registration statement on Form S-8 on January 17, 2001 under file number 333-53848 (the “Original Filing”) identifying shares to be registered in connection with the Plan. Section 3(a) of the Plan provides that the maximum number of shares of Common Stock reserved for issuance under the Plan shall be increased, as of each June 30 and December 31 following the closing of the Company’s initial public offering by an additional positive number equal to fifteen percent of the shares of Common Stock issued by the Company during the six-month period then ended (excluding shares issued in the Company’s initial public offering). On April 15, 2003 the Company filed a Registration Statement in accordance with Instruction E to Form S-8 and registered 787,413 additional shares of Common Stock. Since then, pursuant to Section 3(a) of the Plan, the maximum number of shares of Common Stock reserved for issuance under the Plan has increased by 67,060 shares. By filing this Registration Statement in accordance with Instruction E to Form S-8, the Company registers this additional number of shares plus the increase in 2,000,000 shares approved at the Annual Meeting of Stockholders of the Company held on May 18, 2006.
(3)	This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of determining the amount of the registration fee. The registration fee is based upon the average of the high and low sales prices for a share of Common Stock on June 26, 2006, as reported on the Nasdaq National Market.

The Company previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on January 17, 2001 (SEC File No. 333-53848). The Original Filing was filed in connection with the Company’s 2000 Stock Option and Incentive Plan. This Registration Statement registers additional shares of the Company’s Common Shares to be issued pursuant to the Plan. The contents of the Original Filing, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

(1) 5.1	Legal opinion from Goodwin Procter LLP

(1)23.1	Consent of KPMG LLP, as independent registered public accounting firm

23.2	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of attorney (included on the signature page to this Registration Statement)

(2)99.1	Harvard Bioscience, Inc. Amended and Restated 2000 Stock Option and Incentive Plan

(1)	Filed herewith.
(2)	Previously filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 10, 2006 and incorporated by reference thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Holliston, Massachusetts, on this 28th day of June, 2006.

HARVARD BIOSCIENCE, INC.

By:	/s/ Chane Graziano
Chane Graziano Chief Executive Officer (Principal Executive Officer)

/s/ Bryce Chicoyne
Bryce Chicoyne
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Chane Graziano and Bryce Chicoyne as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person listed below has signed this Registration Statement as an officer or director of Harvard Bioscience, Inc.

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Signature	Title	Date

/s/ Chane Graziano Chane Graziano	Director and Chief Executive Officer (Principal Executive Officer)	June 28, 2006

/s/ Bryce Chicoyne Bryce Chicoyne	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 28, 2006

/s/ Robert Dishman Robert Dishman	Director	June 28, 2006

/s/ Neal J. Harte Neal J. Harte	Director	June 28, 2006

/s/ David Green David Green	Director	June 28, 2006

/s/ John F. Kennedy John F. Kennedy	Director	June 28, 2006

/s/ Earl R. Lewis Earl R. Lewis	Director	June 28, 2006

/s/ George Uveges George Uveges	Director	June 28, 2006

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EXHIBIT INDEX

Exhibit Number	Description
(1) 5.1	Legal opinion from Goodwin Procter LLP

(1)23.1	Consent of KPMG LLP, as independent registered public accounting firm

23.2	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of attorney (included on the signature page to this Registration Statement)

(2)99.1	Harvard Bioscience, Inc. Amended and Restated 2000 Stock Option and Incentive Plan

(1)	Filed herewith.
(2)	Previously filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 10, 2006 and incorporated by reference thereto.

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